SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 30, 2007
ALLIED HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	0-22276	58-0360550

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Clairemont Avenue, Suite 200, Decatur, Georgia	30030

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code       (404) 373-4285
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     The description of the new debtor-in-possession financing set forth in response to Item 2.03 below is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
     On March 30, 2007, Allied Holdings, Inc. (“Allied” or the “Company”) entered into a new debtor-in-possession credit facility (the “New DIP Facility”) with various lenders from time to time party thereto, Goldman Sachs Credit Partners L.P., as lead Arranger and Syndication Agent, and The CIT Group/Business Credit, Inc., as Administrative Agent and Collateral Agent. The New DIP Facility, which was approved on an interim basis by the U.S. Bankruptcy Court for the Northern District of Georgia (the “Bankruptcy Court”), provides for aggregate financing of $315 million comprised of a $230 million secured term loan facility (the “Term Facility”), a $50 million synthetic letter of credit facility (the “Letter of Credit Facility”) and a $35 million senior secured revolving credit facility (the “Revolver”), which includes a swing-line credit commitment of $10 million. The Term Loan Facility may be drawn down in up to three installments. A hearing with the Bankruptcy Court to consider final approval of the New DIP Facility currently is scheduled for April 11, 2007.
     Subject to the satisfaction of certain conditions, including confirmation of the Company’s joint plan of reorganization currently on file with the Bankruptcy Court, at the Company’s option, the New DIP Facility will automatically convert to a senior secured credit facility upon Allied’s successful emergence from bankruptcy. To the extent the New DIP Facility is converted to a post-bankruptcy senior secured credit facility, such facility will mature five years after the effective date of the plan of reorganization. If the conditions for conversion of the New DIP Facility are not satisfied or if Allied does not exercise its option to convert the New DIP Facility to a post-bankruptcy secured credit facility upon successful emergence from bankruptcy, the New DIP Facility will mature on the earliest of (i) six months following the closing date of the New DIP Facility and (ii) the effective date of the plan of reorganization of the Company or the emergence of the Company and its subsidiaries from bankruptcy.
     Proceeds of loans funded from the New DIP Facility at closing were used by Allied to repay all amounts outstanding under its debtor-in-possession credit facility with General Electric Capital Corporation, Morgan Stanley Senior Funding, Inc., and the other lenders from time to time a party thereto (the “Old DIP Facility”). Proceeds of other loans made or to be made under the New DIP Facility were or will be used to pay administrative expenses and to provide the Company with working capital. The revolving credit facility under the Old DIP Facility was scheduled to mature on March 30, 2007 and the term loans under the Old DIP Facility were scheduled to mature on June 30, 2007. The Old DIP Facility terminated following repayment of all amounts outstanding thereunder.
     All amounts outstanding under the Term Facility will bear interest at an annual rate, at the Company’s option, of either the Base Rate (which is equal to the base rate on corporate loans as published from time to time in The Wall Street Journal) plus 2.5%, or of the reserve adjusted Eurodollar Rate plus 3.5%. All amounts outstanding under the Revolver will bear interest at an annual rate, at the Company’s option, of the Base Rate plus 2.5%, or of the reserve adjusted Eurodollar Rate plus 3.5%. In addition, the Company will be charged a participation fee pursuant to the Letter of Credit Facility equal to approximately 3.65% per annum of the amount of the synthetic Letter of Credit Facility plus a fronting fee of 0.55% of the average daily maximum amount available to be drawn under letters of credit issued under the synthetic Letter of Credit Facility. The Company also will be obligated to pay a commitment fee equal to 0.5% per annum times the daily average undrawn portion of the Revolver and a commitment fee of 1.75% per annum times the daily average undrawn portion of the Term Loan Facility.

     The New DIP Facility includes customary affirmative, negative, and financial covenants binding on the Company, including delivery of financial statements and other reports, maintenance of existence, and anti-hoarding of cash. The negative covenants limit the ability of the Company to, among other things, incur debt, incur liens, make investments, sell assets, or declare or pay any dividends on its capital stock. The financial covenants included in the New DIP Facility limit the amount of annual capital expenditures, set forth a maximum total leverage ratio for the Company and minimum interest coverage ratio, and require the Company to maintain minimum consolidated earnings before interest, taxes, depreciation and amortization. In addition, the New DIP Facility requires mandatory prepayment with the net cash proceeds from certain asset sales, equity offerings, and any insurance proceeds received by the Company.
     The New DIP Facility includes customary events of default including events of default related to (i) failure to make payments when due under the New DIP Facility, (ii) failure to comply with the financial covenants set forth in the New DIP Facility, (iii) defaults under other agreements or instruments of indebtedness, (iv) the conversion of the Chapter 11 Cases to a chapter 7 case or appointment of a Chapter 11 trustee with enlarged powers, (v) the granting of certain other super-priority administrative expense claims or non-permitted liens or the invalidity of liens securing the New DIP Facility, (vi) the stay, amendment or reversal of the Bankruptcy Court orders approving the New DIP Facility, (vii) the confirmation of a plan of reorganization or entry of a dismissal order which does not provide for payment in full of the New DIP Facility, or (viii) the granting of relief from the automatic stay to holders of security interests in assets of the Company with a book value in excess of $1 million that would have a material adverse effect on the Company or (ix) following emergence from bankruptcy, the failure of Yucaipa American Alliance Fund I, L.P. and Yucaipa American Alliance (Parallel) Fund I, L.P. to elect a majority of the board of directors of the Company.
     Obligations under the New DIP Facility are secured by 100% of the capital stock of the Company’s domestic and Canadian subsidiaries, 65% of the capital stock of the Company’s direct foreign subsidiaries, all of the Company’s current and after-acquired personal and real property and all intercompany debt.
     The obligations under the New DIP Facility are entitled to super-priority administrative expense claim status under the Bankruptcy Code. The New DIP Facility will generally permit the ordinary course payment of professionals and administrative expenses prior to the occurrence of an event of default under the New DIP Facility or a default under the Bankruptcy Court orders approving the New DIP Facility.
Forward-Looking Statements
     Statements included in this Current Report on Form 8-K that are not strictly historical are “forward-looking” statements. Such statements include, without limitations, any statements containing the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “seek,” and similar expressions. These forward- looking statements involve a number of risks and uncertainties that could cause Allied’s actual results to differ materially from those suggested by the forward-looking statements and are beyond the Company’s ability to control or predict.
     With respect to the Company’s Chapter 11 reorganization process, these risks include, but are not limited to, the following: the Company’s ability to continue as a going concern and fund its cash requirements through the effective date of a plan of reorganization; final approval of the New DIP Facility by the Bankruptcy Court; the ability of the Company to confirm and consummate the plan of reorganization (or an alternative plan), which depends on a number of factors, including the Bankruptcy

Court’s approval of the disclosure statement related to the plan of reorganization, the Company’s ability to obtain creditor approval thereof, the Company’s ability to satisfy the conditions under the New DIP facility necessary for exit financing, and the Bankruptcy Court’s confirmation of the plan of reorganization; the ability of the Company to operate under the terms of the New DIP Facility; sufficient cash availability for the Company to meet its working capital needs; the Company’s ability to negotiate a new collective bargaining agreement with its employees in the U.S. represented by the U.S. Teamsters; labor disputes involving the Company and its employees; risks associated with third parties seeking and obtaining court approval to modify or terminate the automatic stay, appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the Company’s ability to maintain contracts that are critical to its operations; and the ability of the Company to retain key executives and employees.
     In addition the Company faces a number of risks with respect to its continuing business operations, including, but not limited to: the highly competitive nature of the automotive distribution industry; dependence on the automotive industry and ongoing initiatives of customers to reduce costs; loss or reduction of revenues generated by the Company’s major customers or the loss of any such customers; the variability of OEM production and seasonality of the automotive distribution industry; the Company’s highly leveraged financial position; the Company’s ability to obtain financing in the future; the Company’s ability to fund future capital requirements; increased costs, capital expenditure requirements and other consequences of the Company’s aging fleet of Rigs as well as Rig purchasing cycles; dependence on key personnel; and the availability of qualified drivers.
     Additional information concerning the risks and uncertainties that could cause differences between actual results and forward-looking statements is included in Allied’s Securities and Exchange Act filings, including its Form 10-Q for the quarter ended September 30, 2006. Allied cautions readers not to place undue reliance on the forward-looking statements and Allied also disclaims any obligation to update or review forward-looking statements, except as may be required by law.
     The statements set forth in this Current Report on Form 8-K are not a solicitation of votes for or against the joint plan of reorganization. The solicitation of any votes for or against the joint plan of reorganization will be made only through a disclosure statement approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED HOLDINGS, INC.
Dated: April 4, 2007	By:	/s/ Thomas H. King
		Name:	Thomas H. King
		Title:	Executive Vice President and Chief Financial Officer